EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Directors
Gain Capital Holdings, Inc.
Bedminster, NJ.

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Gain Capital Holdings, Inc. of our report dated March 15, 2016, relating to the consolidated financial statements, and the effectiveness of internal controls over financial reporting of Gain Capital UK Limited, appearing in the Annual Report on Form 10-K/A of Gain Capital Holdings, Inc for the year ended December 31, 2015.
/s/ BDO LLP

BDO LLP
London, United Kingdom
May 3, 2016